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                                             EXHIBIT B.21

               LIMITED LIABILITY COMPANY AGREEMENT
                                OF
                     METROWEST REALTY, L.L.C.


     THIS LIMITED LIABILITY COMPANY AGREEMENT of Metrowest Realty, L.L.C. (the "LLC"), dated as of December 17, 1998, is made by New England Electric System as the sole member of the LLC. Additional members of the LLC may be admitted as provided herein. New England Electric System, together with any such additional members, is hereinafter referred to as a "Member" or "Members."

     New England Electric System, intending to form a limited liability company pursuant to the Delaware Limited Liability Company Act (the "Act"), hereby agrees as follows:

     1.   Name of LLC.  The name of the LLC is Metrowest Realty, L.L.C.

     2.   Business of LLC; Purposes and Powers.

          (a) The general character of the business of the LLC is to (i) directly or indirectly hold interests in real estate and to acquire, finance, operate and dispose of such interests and (ii) engage in any lawful act or activity for which limited liability companies may be organized under the Act, directly or indirectly through joint ventures, partnerships or other entities; and to engage in any activities directly or indirectly related, necessary, desirable or incidental thereto.

          (b) The LLC shall be member-managed. All decisions respecting any matter set forth herein or otherwise affecting or arising out of the conduct of the business of the LLC shall be made by the Members, by action of a majority in number thereof, unless pursuant to this Agreement, the Act or other applicable law, a greater number or percentage of Members is required. The Members shall have the exclusive right and full authority to manage, conduct and operate the LLC business. Specifically, but not by way of limitation, the Members shall be authorized, for and on behalf of the LLC:

               (i) to purchase and sell interests in real estate on behalf of the LLC;

               (ii) to borrow money, to enter into, execute and deliver indemnities, to issue evidences of indebtedness and to guarantee the debts of others for whatever purposes they may specify, whether or not related to the LLC or the LLC's assets, and, as security therefor, to mortgage, pledge or otherwise encumber the assets of the LLC;

               (iii) to cause to be paid on or before the due date thereof all amounts due and payable by the LLC to any person or entity;

               (iv)  to employ such agents, employees, managers,
accountants, attorneys, consultants and other persons necessary or appropriate to carry out the business and affairs of the LLC, whether or not any such persons so employed are Members or are affiliated or related to any Member, and to pay such fees, expenses, salaries, wages and other compensation to such persons as the Members shall in their sole discretion determine;
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               (v)   to pay, extend, renew, modify, adjust, submit to
arbitration, prosecute, defend or compromise, upon such terms as they may determine and upon such evidence as they may deem sufficient, any obligation, suit, liability, cause of action or claim, including taxes, either in favor of or against the LLC;

               (vi) to pay any and all fees and to make any and all expenditures which the Members, in their discretion, deem necessary or appropriate in connection with the organization of the LLC, and the carrying out of its obligations and responsibilities under this or any other Agreement;

               (vii) to cause the LLC's property to be maintained and operated in a manner which satisfies in all respects the obligations imposed with respect to such maintenance and operation by law, by any mortgages encumbering such property from time to time and by any lease, agreement or rental arrangement pertaining to such property;

               (viii) to cause necessary and proper repairs to be made and supplies necessary for the proper operation, maintenance and repair of the LLC's property to be obtained;

               (ix) to lease, sell, finance or refinance all or any portion of the LLC's property; and

               (x) to exercise all powers and authority granted by the Act to members, except as otherwise specifically provided in this Agreement.

          (c) Any Member of the LLC is authorized to execute on behalf of the LLC any documents to be filed with the Secretary of State of the State of Delaware. Any Member is authorized to execute, acknowledge, deliver and record on behalf of the LLC any recordable instrument purporting to affect an interest in real property of the LLC.

          (d) The signature of any one Member on any agreement, contract, instrument or other document shall be sufficient to bind the LLC in respect thereof and conclusively evidence the authority of such Member and the LLC with respect thereto, and no third party need look to any other evidence or require the joinder or consent of any other party.

     3. Office of the Limited Liability Company. The LLC's registered office in Delaware is c/o Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, DE 19801. The address of the principal place of business of the LLC is 25 Research Drive, Westborough, Massachusetts 01582-0001.

     4. Agent for Service of Process. The name and address of the agent for service of process of the LLC in Delaware is c/o Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, DE 19801.

     5. Members' Names and Business Addresses. The name and business address of each Member is set forth on Schedule A attached hereto.

     6. Term of the LLC. The term of the LLC shall commence upon the filing of a Certificate of Formation in the Office of the Secretary of State of the State of Delaware. The term shall continue in perpetuity until the LLC is terminated by agreement of the Members, unless earlier dissolved upon the occurrence of an event of dissolution under Section 18-801 of the Act
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(provided that, following the occurrence of such event, the LLC may be continued pursuant to Section 12 of this Agreement or pursuant to the Act).

     7.   Capital Contributions; Capital Accounts; and Liability of Members.

          (a) Each Member has contributed the cash or property to the capital of the LLC set forth opposite such Member's name on Schedule A attached hereto. Additional capital contributions may be made by any Member if agreed to by all Members.

     Except as otherwise provided in this Section 7, no Member shall be obligated or permitted to contribute any additional capital to the LLC. No interest shall accrue on any contributions to the capital of the LLC, and no Member shall have the right to withdraw or to be repaid any capital contributed by him, her or it or to receive any other payment in respect of its interest in the LLC, including without limitation as a result of the withdrawal or resignation of such Member from the LLC, except as specifically provided in this Agreement.

          (b) A "Capital Account" shall be maintained for each Member and adjusted in accordance with Regulations under Section 704 of the Internal Revenue Code of 1986, as amended (the "Code"). To the extent consistent with such Regulations, the adjustments to such Capital Accounts shall include the following: there shall be credited to each Member's Capital Account the amount of any cash or the net fair market value of any property actually contributed by such Member to the capital of the LLC and such Member's share of the net profits of the LLC and of any items in the nature of income or gain separately allocated to the Members; and there shall be charged against each Member's Capital Account the amount of any cash and the net fair market value of any property distributed to such Member and such Member's share of the net losses of the LLC and of any items in the nature of losses or deductions separately allocated to the Members.

          (c) The liability of the Members for the losses, debts and obligations of the LLC shall be limited to their capital contributions; provided, however, that under applicable law, the Members may under certain circumstances be liable to the LLC to the extent of previous distributions made to them in the event that the LLC does not have sufficient assets to discharge its liabilities. Without limiting the foregoing, (i) no Member, in his, her or its capacity as a Member shall have any liability to restore any negative balance in his, her or its Capital Account, and (ii) the failure of the LLC to observe any formalities or requirements relating to exercise of its powers or management of its business or affairs under this Agreement or the Act shall not be grounds for imposing personal liability on the Members or managers for liabilities of the LLC.

     8. Return of Contributions. The contribution of each Member is to be returned to such Member only upon the termination and liquidation of the LLC, but contributions may be returned prior to such time if agreed upon by all Members.

     9.   Share of Net Profits, Net Losses and Cash Distributions.

          (a) During the term of the LLC, the net cash flow, net proceeds of any sale or refinancing of any property of the LLC, and any other distributions of cash or other property of the LLC, shall be allocated among the Members in proportion to their respective capital contributions. Subject
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to the foregoing, distributions to the Members shall be made at such times and in such amounts as the Members shall determine.

     Distributions of net proceeds of liquidation of the LLC (whether of cash or other assets) shall be distributed to all Members with positive Capital Account balances (after such balances have been adjusted to reflect the allocation of net profits or net losses and items thereof through the date of liquidation pursuant to Section 9(b)), in proportion to and to the extent of such positive balances.

     A Member, regardless of the nature of his, her or its contribution to the LLC, shall have no right to demand or receive any distribution from the LLC in any form other than cash. The LLC may, at any time and from time to time, make distributions in kind to the Members. If any assets of the LLC are distributed in kind, such assets shall be distributed on the basis of their fair market value as determined by the Members.

          (b) Net profits and net losses shall, for both accounting and tax purposes, be net profits and net losses as determined for purposes of adjusting Capital Account balances as provided in Treasury Regulation Section 1.704-1(b)(2)(iv)(b). Net profits and net losses of the LLC shall be allocated among the members in proportion to their respective capital contributions. For tax purposes, all items of depreciation, gain, loss, deduction or credit shall be determined in accordance with the Treasury Regulations under Section 704(b) of the Code and, except to the extent otherwise required by the Code, allocated to and among the Members in the same percentages in which the Members share in net profits and net losses.

          (c) New England Electric System shall be the "tax matters partner" of the LLC for purposes of the Code.

          (d) No Member shall have any right to distributions respecting his, her or its membership interest (upon withdrawal or resignation from the LLC or otherwise) except as expressly set forth in this Agreement.

     10.  Substitution and Assignment of a Member's Interest; Resignation.
No Member may sell, assign, give, pledge, hypothecate, encumber or otherwise transfer, including, without limitation, any assignment or transfer by operation of law or by order of court, such Member's interest in the LLC or any part thereof, or in all or any part of the assets of the LLC, or resign from the LLC, in each case without the unanimous written consent of all of the other Members, and any purported assignment or resignation without such consent shall be null and void and of no effect whatsoever.

     11. Admission of Additional Members. Additional Members may be admitted to the LLC if agreed to by all Members.

     12. Continuation of the LLC. To the extent permitted by applicable law, the Members may continue the business of the LLC upon the occurrence of any event which constitutes an event of dissolution of an LLC under the Act by electing to do so within 90 days after the occurrence of any of such event. Any such election shall be made by Members whose capital contributions to the LLC represent at least a majority of the capital contributions made by all Members.

     13. Termination of Membership; Return of Capital. No Member may resign from or terminate his or her or its membership in the LLC or have any right to distributions respecting his, her or its membership interest (upon
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withdrawal or resignation from the LLC or otherwise) except as expressly set forth herein. No Member shall have the right to demand or receive property other than cash in return for such Member's contribution.

     14.  Miscellaneous.

          (a) The Members shall cause the LLC to keep just and true books of account with respect to the operations of the LLC. Such books shall be maintained at the principal place of business of the LLC, or at such other place as the Members shall determine, and all Members, and their duly authorized representatives, shall at all reasonable times have access to such books.

          (b) Such books shall be kept on the accrual method of accounting, or on such other method of accounting as the Members may from time to time determine, and shall be closed and balanced as of December 31 in each year. The same method of accounting shall be used for both LLC accounting and tax purposes. The fiscal year of the LLC shall be the calendar year.

          (c) The Members shall cause the LLC to maintain one or more accounts in a bank (or banks) which is a member of the F.D.I.C., which accounts shall be used for the payment of the expenditures incurred by the Members in connection with the business of the LLC, and in which shall be deposited any and all cash receipts. All such amounts shall be and remain the property of the LLC, and shall be received, held and disbursed by the Members for the purposes specified in this Agreement.

          (d) Subject to the restrictions on transfers set forth herein, this Agreement, and each and every provision hereof, shall be binding upon and shall inure to the benefit of the Members, their respective successors, successors-in-title, heirs and assigns, and each and every successor-in-interest to any Member, whether such successor acquires such interest by way of gift, purchase, foreclosure or any other method, shall hold such interest subject to all of the terms and provisions of this Agreement.

          (e) No change, modification or amendment of this Agreement shall be valid or binding unless such change, modification or amendment shall be in writing and duly executed by all of the Members.

          (f) This Agreement and the rights and obligations of the parties hereunder shall be governed by and interpreted, construed and enforced in accordance with the laws of the State of Delaware.

          (g) This Agreement may be executed in a number of counterparts, all of which together shall for all purposes constitute one Agreement, binding on all the Members notwithstanding that all Members have not signed the same counterpart.

          (h) None of the provisions of this Agreement shall be for the benefit of or enforceable by any creditor of any Member, or any creditor of the LLC other than a Member who is such a creditor of the LLC.

          (i) The Members hereby agree that no Member nor any successor-in-interest to any Member, shall have the right while this Agreement remains in effect to have the property of the LLC partitioned, or to file a complaint or institute any proceeding at law or in equity to have the property of the LLC partitioned, and each Member, on behalf of himself, his successors, representatives, heirs and assigns, hereby waives any such right. It is the
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intention of the Members that during the term of this Agreement, the rights of the Members and their successors-in-interest, as among themselves, shall be governed by the terms of this Agreement, and that the right of any Member or successor-in-interest to assign, transfer, sell or otherwise dispose of his interest in the LLC shall be subject to the limitations and restrictions of this Agreement.

          (j) This Agreement constitutes the full and complete agreement of the parties hereto with respect to the subject matter hereof.

     IN WITNESS WHEREOF, the Member has signed and sworn to this Agreement under penalties of perjury as of the date first above written.


                              MEMBER:

                              New England Electric System


                              By:_____________________________________
                              David C. Kennedy
                              Vice President


     The name "New England Electric System" means the trustee or trustees for the time being (as trustee or trustees but not personally) under an agreement and declaration of trust dated January 2, 1926, as amended, which is hereby referred to, and a copy of which, as amended, has been filed with the Secretary of the Commonwealth of Massachusetts. Any agreement, obligation or liability made, entered into or incurred by or on behalf of New England Electric System binds only its trust estate, and no shareholder, director, trustee, officer or agent thereof assumes or shall be held to any liability therefor.
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                            SCHEDULE A
                                TO
               LIMITED LIABILITY COMPANY AGREEMENT
                                OF
                     METROWEST REALTY, L.L.C.


                              MEMBER


NAME AND ADDRESS OF MEMBER         CAPITAL CONTRIBUTION

New England Electric System                $10
25 Research Drive
Westborough, MA  01582-0001